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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-3), Registration No. 333-3167, and related Prospectus of Alpha Microsystems for the registration of 4,442,069 shares of its common stock and to the incorporation by reference therein of our report dated April 29, 1996, with respect to the consolidated financial statements and schedule of Alpha Microsystems included in its Annual Report (Form 10-K) for the year ended February 25, 1996, filed with the Securities and Exchange Commission.


                                          Ernst & Young LLP

Orange County, California

May 14, 1996


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